Exhibit 99.1

Contact:

Investor inquiries: Michael Boennighausen Chief Financial Officer 650-614-4100	Media inquiries: BCC Partners Karen L. Bergman 650-575-1509

For Immediate Release

Conor Medsystems Announces First Quarter 2005 Financial Results

Menlo Park, California, May 11, 2005 – Conor Medsystems, Inc. (Nasdaq: CONR) today announced results of operations for the quarter ended March 31, 2005. The net loss for the first quarter of 2005 was $11.7 million, compared to a net loss of $4.0 million for the same period last year. The net loss attributable to common stockholders was $11.7 million, or $0.37 per share, in the first quarter of 2005, compared to $4.8 million, or $1.32 per share, in the first quarter of 2004. As of March 31, 2005, Conor had cash and cash equivalents of $116.3 million.

Results for the first quarter of 2005 included product revenues of $36,000 as Conor began limited commercialization of the CoStar™ cobalt chromium paclitaxel eluting stent in India through Conor’s distribution partner, Interventional Technologies, Pvt., Ltd.

Research and development expenses increased to $7.7 million in the first quarter of 2005 from $3.3 million for the first quarter of the prior year, primarily due to higher payroll expenses associated with an increased number of research and development personnel, expenditures for Conor’s clinical trials and non-cash stock-based compensation expense. General and administrative expenses increased to $4.6 million in the first quarter of 2005 from $740,000 for the same period last year, primarily due to increased expenses for professional services and higher payroll and non-cash stock-based compensation expenses.

“We had a very productive quarter in which we made progress in advancing our CoStar stent toward regulatory approval,” said Frank Litvack, M.D., CEO and Chairman. “In addition, we announced positive data from ongoing clinical studies and signed an agreement with Novartis that expands our product development opportunities.”

Highlights of the first quarter of 2005 include:

•	Presentation of positive six-month follow-up clinical, angiographic and safety data on the first arm of the pivotal EuroSTAR study evaluating the CoStar stent.

•	Presentation of positive twelve-month follow-up PISCES clinical data at the 2005 American College of Cardiology conference demonstrating the safety of Conor’s drug-eluting stent technology.

•	Submission of an application in the European Community for CE Mark approval for the CoStar stent.

•	Approval from the U.S. Food and Drug Administration of Conor’s Investigational Device Exemption (IDE) to begin enrollment in the COSTAR II pivotal clinical study in the United States.

•	The signing of a product development agreement with Novartis Pharma AG to evaluate three compounds for the potential development of a novel product combining a Novartis compound with Conor’s reservoir-based drug-eluting stents for the treatment of vascular diseases.

Conference Call and Webcast Information

Frank Litvack, M.D., Chairman and Chief Executive Officer, Michael Boennighausen, Chief Financial Officer, and other members of the Conor executive management team will host a conference call at 5:00 p.m. Eastern Time today to discuss Conor’s operating and financial results, clinical trial developments, product development updates, ongoing litigation and other business matters.

To access the live audio broadcast or the subsequent archived recording, visit the events calendar section of Conor’s website located at www.conormed.com. Please log on to Conor’s website several minutes prior to the start of the presentation to ensure adequate time for any software download that may be necessary.

The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, and institutional investors can access the call via www.streetevents.com. The dial-in number for the conference call is 800-299-9630 in the U.S., 617-786-2904 outside the U.S., and the participant passcode is 64848951.

About Conor Medsystems

Conor Medsystems, Inc. develops innovative controlled vascular drug delivery technologies and has initially focused on the development of drug-eluting stents to treat coronary artery disease. For further information about Conor and controlled vascular delivery, visit www.conormed.com.

CoStar™ is not available for sale in the United States. CoStar is an investigational device limited by federal law to investigational use.

Forward-Looking Statements

Except for the historical information contained herein, this press release contains certain forward-looking statements that involve risks and uncertainties, including without limitation the statements related to potential regulatory approval of the CoStar stent. All forward-looking statements and other information included in this press release are based on information available to Conor Medsystems as of the date hereof, and the company assumes no obligation to update any such forward-looking statements or information. The company’s actual results could differ materially from those described in the company’s forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in detail under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on March 31, 2005, including: (i) the risk that if any patent infringement claims or other intellectual property claims against the company are successful, the company may, among other things (a) be enjoined from, or required to cease, the development, manufacture, use and sale of products that infringe the patent rights of others, including the company’s CoStar stent, (b) be required to expend significant resources to redesign its technology so that it does not infringe others’ patent rights, which may not be possible, and/or (c) be required to obtain licenses to the infringed intellectual property, which may not be available to the company on acceptable terms, or at all; (ii) the risk that intellectual property litigation against the company could significantly disrupt the company’s development and commercialization efforts, divert management’s attention and quickly consume the company’s financial resources; and (iii) risks related to the uncertain, lengthy and expensive clinical development and regulatory process, including, among other things, (a) the risk that clinical results reported to date may not be indicative of future clinical results and that longer-term results the company obtains with its CoStar stent may not show similar effectiveness, (b) the risk that the COSTAR II trial may not commence or be completed on schedule, or at all, including as a result of the recall or removal from the market of the control stent to be used in the COSTAR II trial, which could result in substantial delays and a redesign of the trial, or as a result of patients experiencing adverse side effects or events related to the company’s CoStar stent, (c) the risk that the company may not satisfy the requirements of the FDA’s conditional IDE approval on a timely basis or at all, (d) the risk that the third parties on whom the company relies to conduct its clinical trials may not perform as contractually required or expected, and (e) risks related to regulation by the FDA and foreign regulatory authorities and the company’s limited experience in regulatory affairs, including the risk that that the company may never obtain FDA and equivalent foreign market approvals, including approval to market the company’s CoStar stent in the European Community. The risks and other factors discussed above should be considered only in connection with the fully discussed risks and other factors discussed in detail in the company’s Annual Report on Form 10-K and the company’s future periodic reports to be filed with the SEC.

Conor Medsystems, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2005	2004
Revenue Product Sales Contract revenue	$36 —	$	— —

Total Revenue	36		—
Cost of sales	238		—

Gross profit (loss)	(202)		—
Operating expenses:
Research and development (1)	7,653		3,280
General and administrative (1)	4,605		740

Total operating expense	12,258		4,020

Loss from operations	(12,460)		(4,020)
Interest and other income	712		54

Net loss	(11,748)		(3,966)
Accretion to redemption value of redeemable convertible preferred stock	—		(793)

Net loss attributable to common stockholders	$(11,748)		$(4,759)

Basic and diluted net loss per share attributable to common stockholders	$(0.37)		$(1.32)

Shares used to compute basic and diluted net loss per share attributable to common stockholders	31,974		3,602

(1)	Includes non-cash stock-based compensation expense as follows:

Research and development	$1,247	$173
General and administration	1,844	182

Total	$3,091	$355

Condensed Consolidated Balance Sheet Data

(unaudited)

(In thousands)

	March 31, 2005	December 31, 2004
Cash and cash equivalents	$116,349	$117,676
Working capital	112,224	114,521
Total assets	120,942	120,889

Long-term liabilities	219	251
Deficit accumulated during the development stage	(56,259)	(44,511)
Total stockholders’ equity	115,356	116,391

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